                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 27, 2001 included in this Form 10-K into the Company's previously filed Registration Statement
File No. 33-54479.  It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 2001